Exhibit 99.1

PROS HOLDINGS, INC. REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

•
Record non-GAAP revenue of $46.5 million, exceeding the high end of guidance, an increase of 31% over the second quarter of 2013; GAAP revenue of $44.4 million, an increase of 25% over the second quarter of 2013.

•	Non-GAAP operating income for the second quarter was $3.5 million; GAAP operating loss of $7.9 million for the second quarter.

•	Non-GAAP earnings per share for the second quarter was $0.06; GAAP earnings per share was a loss of $0.24.

HOUSTON – August 7, 2014 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the second quarter ended June 30, 2014.

Total non-GAAP revenue for the second quarter of 2014 was $46.5 million and represented an increase of 31% over the second quarter of 2013.

CEO Andres Reiner stated, “Overall we had a strong second quarter at PROS. Our team is deeper and broader, our portfolio of world-class customers is growing, our pace of product innovation continues, our partner ecosystem is strengthening, and our acquisitions are performing well. We are seeing indications that the market is accelerating with a record number of new customer wins in the first half, underpinning our confidence in our long-term growth strategy.”

For the quarter ended June 30, 2014, GAAP operating loss was $7.9 million, compared with operating income of $0.8 million in the second quarter of 2013. GAAP net loss for the second quarter was $7.0 million or $0.24 per share, compared with net income of $0.6 million, or $0.02 per share, in the second quarter of 2013.

For the quarter ended June 30, 2014, non-GAAP operating income was $3.5 million, compared with $4.9 million in the second quarter of 2013. Non-GAAP net income for the second quarter of 2014 was $1.8 million, or $0.06 per share, compared with $3.5 million, or $0.12 per share in the second quarter of 2013.

Financial Presentation

PROS has revised the presentation of revenue and cost of revenue in its condensed consolidated statements of comprehensive income to provide investors with more meaningful information regarding its business.

Recent Business Highlights

•
Recorded strong bookings growth in the first half, outpacing revenue growth, both on an organic basis and a total basis; growth driven by a record number of deals in a first half, of which approximately 70% were new customer wins.

•
Added a record number of new customers across a diverse set of industries, such as Anixter International, The Perstorp Group, Stahl Group, Qantas Airways, and YRC Worldwide, among others; continued to strengthen partnerships with existing customers such as Etihad Airways, Mopar and Swiss International Air Lines, among others.

•
Continued to strengthen PROS leadership team and position the company for continued growth with the addition of John “Jake” Cleveland as senior vice president of worldwide sales, and the appointment of Chris J. Jones as senior vice president of alliances and partners.

•
Achieved the latest level of product certifications from SAP for integration of PROS solutions into SAP ERP and SAP CRM, continuing to provide the most complete and seamless integration experience in SAP.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our results for the second quarter with our non-GAAP revenue growing 31% period over period, driven by our recent acquisitions, increased license revenue recognized at contract and more recurring revenue.  Our guidance for the third quarter reflects some variability, but based on our strong sales performance in the first half of the year and our expanding opportunities, we remain confident in our ability to reach our prior full year revenue guidance.”

The attached tables provide a reconciliation of GAAP to non-GAAP revenue, gross profit, income from operations and net income as well as net income per share for the quarter ended June 30, 2014.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•
Total non-GAAP revenue for the third quarter of 2014 in the range of $47 million to $48.5 million. The Company is reiterating its full year revenue guidance with total non-GAAP revenue for the full year ending December 31, 2014, in the range of $190 million to $194 million.

•
Non-GAAP operating income of $3 million to $4.5 million and non-GAAP income per share of $0.05 to $0.08 for the third quarter of 2014, which excludes estimated non-cash share-based compensation charges of approximately $6.4 million, and estimated intangible amortization and integration-related expenses of approximately $2.1 million.  Non-GAAP operating margin expectations for the full year 2014 remain at approximately 10%.

•	Non-GAAP estimated tax rate of approximately 40% for the third quarter and full year 2014.

•	Estimated weighted average diluted shares outstanding of 30.4 million for the third quarter and full year 2014.

Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on August 7, 2014, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (888) 221-3915 (domestic) or (913) 312-0825 (international). The pass code for the call is 2859267. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s website at www.pros.com.

Following the conference call, a replay will be available at (877) 870-5176 (domestic) or (858) 384-5517 (international) through August 14, 2014. The replay pass code is 2859267. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply over two decades of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 40 industries. PROS has implemented more than 700 solutions in more than 55 countries. The PROS team comprises more than 900 people around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; the success of our acquisitions of Cameleon Software, SA and SignalDemand, Inc.; partner ecosystem growth; big data solutions to optimize sales, pricing, quoting, rebates and revenue management; solutions demand; business predictability, shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that we will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (e) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (f) the risk that we will be unable to integrate our acquisitions effectively and on the timeline we anticipate, (g) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (h) the risk that PROS will not be able to maintain historical maintenance renewal rates, (i) personnel and other risks associated with growing a business generally, (j) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (k) the impact of currency fluctuations on PROS’ results of operations, (l) civil and political unrest in regions in which PROS operates and (m) the risk that reseller and other relationships do not increase sales of PROS’ solutions. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon Software, SA. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations includes the non-GAAP revenue discussed above and also excludes the impact of non-recurring acquisition-related expenses, stock-based compensation, amortization of acquisition-related intangibles, impairment of internal-use software, as well as the tax consequences associated with the stock-based compensation costs arising from our acquisitions of Signal Demand and Cameleon Software.  The non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:

•
Acquisition-Related Expenses: Acquisition-related expenses include transaction fees, due diligence costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Impairment of internal-use software: We review the software that has been capitalized for impairment when events or changes in circumstances indicate the software might be impaired. From time to time, we may determine that an impairment is required under GAAP. Since the impairment of internal-use software can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude any such impairments in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Tax Consequences: In addition, we exclude the tax consequences associated with stock-based compensation to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly based on the frequency of acquisitions and the tax rates applicable to stock-based compensation in certain jurisdictions.

Non-GAAP tax rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the excluded tax consequences of the excluded expense items.  These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles.

These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact: PROS Investor Relations
Staci Strauss Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact: PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$30,034	$44,688
Accounts and unbilled receivables, net of allowance of $816 and $1,060, respectively	62,047	46,566
Prepaid and other current assets	10,866	6,157
Restricted cash - current	2,501	39,718
Total current assets	105,448	137,129
Restricted cash- noncurrent	100	100
Property and equipment, net	16,761	15,587
Intangibles, net	24,227	8,232
Goodwill	23,352	7,024
Deferred tax assets - noncurrent, net of valuation allowance	10,505	10,505
Other long term assets, net	1,334	1,251
Total assets	$181,727	$179,828
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$12,249	$7,839
Accrued liabilities	8,653	5,210
Accrued payroll and other employee benefits	10,398	9,679
Deferred revenue	46,347	42,274
Total current liabilities	77,647	65,002
Long-term deferred revenue	3,437	2,977
Other long-term liabilities	3,316	546
Total liabilities	84,400	68,525
PROS Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 33,385,511 and 32,606,228 shares issued, respectively; 28,967,926 and 28,188,643 shares outstanding, respectively	34	33
Additional paid-in capital	106,044	106,880
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings	2,879	18,328
Accumulated other comprehensive loss	157	—
Non-controlling interest	2,151	—
Total stockholders’ equity	97,327	111,303
Total liabilities and stockholders’ equity	$181,727	$179,828

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
License	$12,332	$9,725	$24,195	$19,114
Services	13,079	12,509	25,195	23,744
Subscription	5,813	1,936	10,126	3,904
Total license, services and subscription	31,224	24,170	59,516	46,762
Maintenance and support	13,144	11,357	25,765	22,391
Total revenue	44,368	35,527	85,281	69,153
Cost of revenue:
License	51	192	106	233
Services	10,167	8,227	20,620	16,160
Subscription	1,592	389	2,517	885
Total license, services and subscription	11,810	8,808	23,243	17,278
Maintenance and support	2,361	1,978	4,937	4,061
Total cost of revenue	14,171	10,786	28,180	21,339
Gross profit	30,197	24,741	57,101	47,814
Operating expenses:
Selling, marketing, general and administrative	24,267	15,935	46,722	30,223
Research and development	11,092	8,026	22,651	16,121
Acquisition-related	579	—	1,969	—
Impairment charge	2,130	—	2,130	—
(Loss) income from operations	(7,871)	780	(16,371)	1,470
Other expense, net	(571)	(129)	(1,543)	(234)
(Loss) income before income tax provision	(8,442)	651	(17,914)	1,236
Income tax (benefit) provision	(1,240)	71	(1,800)	(1,078)
Net (loss) income	$(7,202)	$580	$(16,114)	$2,314

Net loss attributable to non-controlling interest	(206)	—	(663)	—
Net (loss) income attributable to PROS Holdings, Inc.	(6,996)	580	(15,451)	2,314
Net (loss) income	$(7,202)	$580	$(16,114)	$2,314
Net (loss) earnings per share attributable to PROS Holdings, Inc.:
Basic	$(0.24)	$0.02	$(0.54)	$0.08
Diluted	$(0.24)	$0.02	$(0.54)	$0.08
Weighted average number of shares:
Basic	28,958,233	28,006,517	28,813,008	27,881,957
Diluted	28,958,233	29,958,580	28,813,008	29,710,202

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2014	2013
Operating activities:
Net (loss) income	$(16,114)	$2,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,416	1,999
Share-based compensation	10,396	7,559
Tax shortfall from share-based compensation	—	(10)
Provision for doubtful accounts	(244)	(70)
Impairment charge	2,130	—
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(4,771)	1,317
Prepaid expenses and other assets	(3,780)	(821)
Accounts payable and other liabilities	122	715
Accrued liabilities	371	391
Accrued payroll and other employee benefits	(1,753)	(2,841)
Deferred revenue	(859)	(2,619)
Net cash (used in) provided by financing activities	(9,086)	7,934
Investing activities:
Purchases of property and equipment	(4,520)	(2,172)
Acquisition of Cameleon Software, net of cash acquired	(22,048)	—
Capitalized internal-use software development costs	(1,623)	(1,534)
Decrease in restricted cash	37,218	—
Net cash provided by (used) in investing activities	9,027	(3,706)
Financing activities:
Exercise of stock options	1,091	2,771
Tax withholding related to net share settlement of restricted stock units	(12,319)	(2,330)
Increase in Parent's ownership in Cameleon Software	(3,410)	—
Net cash (used in) provided by financing activities	(14,638)	441
Effect of foreign currency rates on cash	43	—
Net change in cash and cash equivalents	(14,654)	4,669
Cash and cash equivalents:
Beginning of period	44,688	83,558
End of period	$30,034	$88,227

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended June 30,		Quarter over Quarter	For the Six Months Ended June 30,		Year over Year
	2014	2013	% change	2014	2013	% change
GAAP revenue	$44,368	$35,527	25%	$85,281	$69,153	23%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	2,107	$—		4,073	$—
Non-GAAP revenue	$46,475	$35,527	31%	$89,354	$69,153	29%

GAAP gross profit	$30,197	$24,741	22%	$57,101	$47,814	19%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	1,323	—		2,464	—
Acquisition-related foreign taxes on equity grants	—	—		68	—
Amortization of intangibles assets	71	—		139	—
Share-based compensation	959	534		1,681	996
Non-GAAP gross profit	$32,550	$25,275	29%	$61,453	$48,810	26%

Non-GAAP gross margin	70.0%	71.1%		68.8%	70.6%

GAAP (loss) income from operations	$(7,871)	$780	(1,109)%	$(16,371)	$1,470	(1,214)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	1,323	—		2,464
Acquisition-related expenses	579	—		1,969	—
Acquisition-related foreign taxes on equity grants	—			942
Amortization of intangibles assets	1,372	—		2,725	—
Accretion expense for acquisition-related contingent consideration	60	—		125	—
Impairment of internal-use software due to acquisition	2,130	—		2,130	—
Share-based compensation	5,945	4,139		10,304	7,559
Total Non-GAAP adjustments	$11,409	$4,139		$20,659	$7,559
Non-GAAP income from operations	$3,538	$4,919	(28)%	$4,288	$9,029	(53)%

Non-GAAP income from operations % of total revenue	7.6%	13.8%		4.8%	13.1%

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended June 30,		Quarter over Quarter	For the Six Months Ended June 30,		Year over Year
	2014	2013	% change	2014	2013	% change
GAAP net (loss) income	$(7,202)	$580	(1,342)%	$(16,114)	$2,314	(796)%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting income (loss) from operations	11,409	4,139		20,659	7,559
Acquisition-related foreign currency loss	—	—		593	—
Tax impact related to non-GAAP adjustments	(2,427)	(1,216)		(3,135)	(2,041)
Non-GAAP net income	$1,780	$3,503	(49)%	$2,003	$7,832	(74)%
Non-GAAP income attributable to non-controlling interest	19	—		(68)	—
Non-GAAP income attributable to PROS Holdings, Inc.	1,761	3,503		2,071	7,832

Non-GAAP diluted earnings per share attributable to PROS Holdings, Inc.	$0.06	$0.12		$0.07	$0.26

Shares used in computing non-GAAP earnings per share	30,179	29,959		30,323	29,710

Detail of share-based compensation expense:
Cost of revenue	$959	$534		$1,681	$996
Selling, marketing, general and administrative	3,770	2,838		6,442	5,059
Research and development	1,216	767		2,181	1,504
Total share-based compensation expense	$5,945	$4,139		$10,304	$7,559

Detail of amortization of intangible assets:
Cost of revenue	$71	$—		$139	$—
Selling, marketing, general and administrative	735	—		1,485	—
Research and development	566	—		1,101	—
Total amortization of intangible assets	$1,372	$—		$2,725	$—